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                                                           Exhibit 10.5

                               ASSET PURCHASE AGREEMENT


THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and is entered into this 2nd day of August, 1996, by, between and among POMEROY COMPUTER RESOURCES, INC., a Delaware corporation, (the "Purchaser"), AA MICROSYSTEMS, INC., an Alabama corporation (the "Seller"), and STUART RABURN ("Shareholder").

                                W I T N E S S E T H :

WHEREAS, Seller has been engaged in the sale of computer systems and accessories in Birmingham, Alabama; and

WHEREAS, Shareholder owns all the issued and outstanding stock, and is the sole director, of Seller; and

WHEREAS, the parties are desirous of entering into an Asset Purchase Agreement for the purchase by Purchaser of certain of the assets of Seller used in its business (the "Business"); and

WHEREAS, Purchaser is willing to purchase such assets but only (i) upon the terms and subject to the conditions set forth in this Agreement, (ii) the representations, warranties, covenants, indemnifications, assurances and undertakings of Seller and Shareholder contained in this Agreement and (iii) except as otherwise provided herein, the agreements of Seller and Shareholder to refrain from competition with Purchaser for the later of four (4) years from the closing of this transaction or one (1) year after the termination of Shareholder's employment with Purchaser pursuant to an Employment Agreement to be executed upon the closing of this transaction.

NOW, THEREFORE, in consideration of the above premises and the mutual promises, covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                          1.
                             SALE AND PURCHASE OF ASSETS

 1.1     AGREEMENT.

         Seller agrees to sell and convey to Purchaser certain assets as hereinafter set forth in Paragraph 1.2. Purchaser agrees to purchase said assets. The agreements of Purchaser and Seller are expressly conditioned upon the terms, conditions, covenants, representations and warranties as hereinafter set forth.

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 1.2     ASSETS TO BE SOLD AND PURCHASED.

         At the Closing (as defined in Section 11 hereof), Seller shall sell, deliver, transfer and assign to Purchaser, free and clear of all liens, security interests, claims, charges, restrictions, leases, subleases, tenancies, licenses, easements, other rights of occupancy or use by another and encumbrances of every kind, nature and description, and Purchaser shall purchase for the consideration hereinafter provided, those certain assets of Seller relating to Seller's Business (the "Purchased Assets"). The Purchased Assets shall be as follows:

    (a) Certain inventory of computers, related equipment, service parts held by Seller for resale in the ordinary course of business and the phone system, all as set forth on Exhibit A, attached hereto.

    (b)  Service contracts of Seller as set forth on attached Exhibit B;

    (c) The distribution agreements and authorizations of Seller as set forth on attached Exhibit C;

    (d)  All customer lists of Seller's Birmingham, Alabama operation;

    (e) Costs and sales records and data, including consolidated information which relates to Seller's Birmingham, Alabama operations and invoices and correspondence relating thereto; and

    (f) The non-compete agreements with Seller and Shareholder as set forth on Exhibits D and D-1.

 1.3     ASSETS RETAINED BY SELLER.

         Seller shall not sell and Purchaser shall not purchase any of the assets of Seller, except the assets set forth in Section 1.2. Specifically, Seller is not selling and Purchaser is not purchasing any of Seller's cash or cash equivalents, accounts receivable, inventory not set forth on Exhibit A, furniture, fixtures and leasehold improvements, officer's life insurance, including its cash surrender value, any federal, state or local tax refund(s), if any, owed to Seller presently or in the future, any prepaid items, any part of the Purchase Price (as defined in Section 3.1 hereof) to be received by Seller for the sale of the Purchased Assets, the minute books of Seller, its tax returns, corporate seal and stock records, or any other assets not specifically set forth in Section 1.2.

 1.4     INSTRUMENTS OF TRANSFER.

         At Closing, the Seller will deliver to the Purchaser such bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and assignment


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         as shall be effective to vest in Purchaser good and marketable title and interest in and to the Purchased Assets. At or after the Closing, and without further consideration, the Seller and Shareholder will execute and deliver to Purchaser such further instruments of conveyance and transfer and take such other action as Purchaser may reasonably request in order to more effectively convey and transfer to Purchaser any of the Purchased Assets or for aiding and assisting and collecting and reducing to possession and exercising rights with respect thereto. Seller and Shareholder agree to use their good faith efforts to obtain and deliver to Purchaser such consents, approvals, assurances and statements from third parties as Purchaser may reasonably request in a form reasonably satisfactory to Purchaser. In addition to the foregoing, Seller will deliver to Purchaser the originals or copies of all of the Seller's books, records and other data relating to the Purchased Assets; and simultaneously with such delivery, the Seller and Shareholder shall take all such acts as may be necessary to put Purchaser in actual possession, and operating control of the Purchased Assets.

                                          2.
                  ASSIGNMENT OF RIGHTS AND ASSUMPTION OF OBLIGATIONS

 2.1     ASSIGNED RIGHTS.

         Seller shall assign to Purchaser all of Seller's rights relating to the service contracts set forth on Exhibit B and shall assign to Purchaser all of Seller's rights relating to the phone system contract described on Exhibit A. Seller and Purchaser further agree to use their best efforts to obtain the necessary and appropriate consent from any third party for the assignment of such service contracts or phone system as may be reasonably requested by Purchaser. Seller will pay Purchaser for any portion of the contract for which work is performed after August 2, 1996 and for which Seller has been paid prior to such date.

 2.2     OBLIGATIONS ASSUMED.

         Purchaser shall assume and become responsible for Seller's obligations that accrued after the Closing Date under the service contracts submitted to Purchaser as set forth on Exhibit B and under the distribution agreements and authorizations set forth on Exhibit C and the phone system contract described on Exhibit A attached hereto (collectively, "Assumed Obligations").

 2.3     LIABILITIES NOT BEING ASSUMED.

         Notwithstanding anything in this Agreement to the contrary, Purchaser shall not assume or become responsible for any claim, liability or obligation of any nature whatsoever, whether known or unknown, accrued, absolute, contingent or otherwise (a "Liability") of Seller except the Assumed Obligations. Without limiting the generality of the foregoing, the following are included among the Liabilities of Seller


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    which Purchaser shall not assume or become responsible for (unless specifically included on the list of Assumed Obligations):

  (i) all Liabilities for local, state, federal, sales, franchise, and income and other taxes which have accrued or may accrue or become due and payable by Seller either prior to, on or after the Closing Date, including, without limitation, all taxes and fees of a similar nature arising from the sale and transfer of the Purchased Assets to Purchaser;

 (ii) all accounts payable and other indebtedness and Liabilities of Seller which are not assumed by Purchase under Section 2.2;

(iii) all Liabilities and obligations to directors, officers, employees or agents of Seller, including, without limitation, all Liabilities and obligations for wages, salary, bonuses, commissions, vacation or severance pay, profit sharing or pension benefits, and all Liabilities and obligations arising under any bonus, commission, salary or compensation plans or arrangements of Seller, whether accruing prior to, or on or after the Closing Date, but do not relate to any period of employment with or engagement by Purchaser;

 (iv) all Liabilities and obligations with respect to unemployment compensation claims and workmen's compensation claims and claims for race, age and sex discrimination or sexual harassment or for unfair labor practice which occurred prior to the Closing Date and for which any claim may be asserted by any of the Seller's employees, prior to, on or after the Closing Date, but do not relate to any period of employment with or engagement by Purchaser;

  (v) all Liabilities of Seller to third parties for personal injury or damage to property based on or arising from occurrences, circumstances or events, or exposure to conditions, existing or occurring prior to the Closing Date and for which any claim may be asserted by any third party prior to, on or after the Closing Date;

 (vi) all Liabilities and obligations of Seller arising under or by virtue of environmental laws whether accruing prior to, on or after the Closing Date;

(vii) all Liabilities of Seller, including any costs of attorneys' fees incurred in connection therewith, for litigation, claims, demands or governmental proceedings arising from occurrences, circumstances or events, or exposure to conditions occurring or existing prior to, on or after the Closing Date;

(viii) all Liabilities based on any theory of liability or product warranty with respect to any product manufactured or sold by Seller prior to the Closing Date and for which any claim may be asserted by any third party, prior to, on or after the Closing Date;


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 (ix)    all attorneys' fees, accountants or auditors' fees, and other costs and expenses incurred by Seller and/or Shareholder in connection with the negotiation, preparation and performance of this Agreement or any of the transactions contemplated hereby; and

  (x) all other debts, Liabilities, obligations, contracts and commitments (whether direct or indirect, known or unknown, contingent or fixed, liquidated or unliquidated, and whether now or hereinafter arising) arising out of or relating to the ownership, operation or use of any of the Purchased Assets on or prior to the Closing Date or the conduct of the Business as conducted by Seller whether prior to, on or after the Closing Date, except only for the liabilities and obligations to be performed by Purchaser constituting the Assumed Obligations.

         Seller agrees to pay all its accounts payable, bank debt and other liabilities not assumed hereunder in the ordinary course of business and in accordance with the terms of such debt.

                                          3.
                          CONSIDERATION FOR PURCHASED ASSETS

 3.1     PURCHASE PRICE.

    The purchase price for the Purchased Assets shall be Four Hundred Sixty-Seven Thousand Four Hundred Sixty-Four and No/100 Dollars ($467,464.00), as may be adjusted as hereinafter provided (the "Purchase Price").

 3.2     PAYMENT OF THE PURCHASE PRICE.

    The Purchase Price, subject to the adjustments otherwise described herein, shall be paid to Seller as follows:

    (a) A certified, or bank cashier's check or by wire transfer to Seller's bank account payable to Seller in the amount of Sixty- Seven Thousand Four Hundred Sixty-Four Dollars ($67,464.00) shall be paid at closing;

    (b) The sum of Two Hundred Thousand Dollars ($200,000.00) shall be payable in the form of the common stock of Purchaser. The number of shares of Purchaser's stock to be issued to Seller under this Section shall be determined by dividing $200,000.00 by the average of the closing price for Purchaser's stock on the over-the-counter market for the twenty previous business days preceding the Closing Date. Incident to the issuance of such shares, Seller shall execute such documentation containing such representations concerning the holding of Purchaser shares, including that the Seller is able to bear the economic risk of holding the shares to be


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         delivered hereunder for the period required by applicable Federal
         Securities Laws because such shares will not have been registered under the Securities Act of 1933 and therefore cannot be sold unless they are subsequently registered under the Act or an exemption from registration is available; provided that Seller shall have the right to effect a piggyback registration (as defined in Section 4 hereof). The form of the documentation to be executed by Seller incident to the issuance of these shares is attached hereto as Exhibit E.

    (c) The remaining sum of Two Hundred Thousand ($200,000.00) Dollars shall be payable pursuant to the terms of Purchaser's promissory note in the form attached hereto as Exhibit F (the "Note"). The Note shall bear interest at the prime rate of Star Bank, N.A. as of the date of Closing Date. The face amount of the Note shall be reduced by Ten Thousand Dollars ($10,000.00) (but not below zero dollars) for each of the following former employees of Seller who are employed by Purchaser on August 2, 1996 should he or she elect voluntarily to leave the employment of Purchaser before the expiration of a ninety-day period beginning on the 2nd day of August, 1996: (1) Matthew Fancher, (2) Russell Poe, (3) Mark Long and (4) Douglas Minderhout. The death, disability, or termination without cause by the Purchaser shall not reduce the face amount of the Note. The termination for cause by the Purchaser of an individual named herein shall reduce the face amount of the Note.

         (Example: Assume that before the expiration of such ninety-day period, two of the aforementioned individuals, voluntarily terminated their employment with Purchaser. Pursuant to the adjustment set forth above, the face amount of the Note would be amended to $180,000.00, effective the date of execution and the Purchase Price would be reduced to $430,000.00). The principal of the Note shall be payable in three equal annual installments with the first principal payment commencing on the first annual anniversary of the closing and the remaining two (2) principal payments being due on the next two successive annual anniversary dates. Interest on the unpaid principal balance of the Note shall be paid quarterly.

 3.3     ALLOCATION OF PURCHASE PRICE.

    The Purchase Price shall be allocated among the Purchased Assets by Seller and Purchaser in accordance with Exhibit G, attached hereto and made a part hereof. The Seller and Purchaser agree to be bound by such allocation of the Purchase Price and to file their respective tax returns accordingly.


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 3.4     CERTAIN CLOSING EXPENSES.

    Seller and Shareholder shall be liable for and shall pay all federal, state and local sales taxes (if any) documentary stamp taxes, and all other taxes, duties, or other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets by Seller to Purchaser.

                                          4.
                               PIGGYBACK REGISTRATIONS

 4.1     DEFINITIONS.

    For purposes of this Section, the following terms shall, unless the context otherwise requires, have the following meanings:

    (a) "Piggyback Registration" means any registration of securities of Purchaser (or any successor thereto) under the Securities Act of 1933, as amended (other than a registration on Form S-3 relating to a Dividend Reinvestment Plan, S-4 or S-8); provided, however, a Piggyback Registration does not include any registration of securities of Purchaser on behalf of The Computer Supply Store, Inc. or any successor of The Computer Supply Store, Inc. pursuant to its demand registration rights under Section 2 of the Registration Rights Agreement dated March 14, 1996;

    (b) "Registrable Securities" means the common stock of Purchaser issued to Seller pursuant to Section 3.2(b) of this Agreement (and any shares of common stock issued to Seller as a result of any stock split, stock dividend, recapitalization or reorganization involving such additional shares of common stock); provided, however, shares of common stock will cease to be Registrable Securities when such shares have been sold to the public in an offering registered under the Securities Act of 1933, as amended, or in a transaction effected in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended;

    (c) "Cutback Registration" means any registration in which the underwriter or underwriters managing such registration advise Purchaser and Purchaser in turn notifies in writing the holders of Registrable Securities requested to be included therein, that marketing factors require a limitation of the number of shares of common stock to be underwritten in such registration.

 4.2     PIGGYBACK REGISTRATION RIGHTS.

    (a) If Purchaser at any time within five (5) years of the Closing Date proposes to register any of its securities under the 1933 Act on a form which permits inclusion of the shares of common stock held by Seller (the "Shares") (or


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         stock into which such Shares may be convertible upon such public offering), it shall promptly each such time give written notice to Seller of its intention to do so, and, upon the written request, given within twenty (20) days after receipt of any such notice, of Seller to register any Shares, Purchaser shall as soon as practicable thereafter cause all such Shares specified by Seller to be registered under the 1933 Act, to the extent requisite to permit the sale or other disposition by Seller of such Shares so registered.

    (b) Whenever Purchaser is under an obligation hereunder to effect the registration of any of its securities, Purchaser shall, as expeditiously as practicable:

      (i) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to remain effective;

     (ii) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective, and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such registration statement whenever Seller shall desire to sell or dispose of the same;

    (iii) Furnish to Seller such number of copies of the prospectus contained in such registration statement, including any preliminary prospectus, in conformity with the requirements of the 1933 Act and such other documents as Seller may reasonably request in order to facilitate the public sale or other disposition of such securities;

     (iv) Use every reasonable effort to register or qualify the securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the managing underwriters of such public offering, if any, shall request and do any and all other acts of things which may be necessary to enable Seller to consummate the public sale or other disposition in such jurisdictions of such securities; and

      (v) Before filing the registration statement or prospectus of amendments or supplements thereto, with the Securities and Exchange Commission, furnish Seller's counsel with copies of all such documents proposed to be filed, the portions of which documents pertaining to Seller and its Shares shall be subject to the reasonable approval of such counsel;


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              PROVIDED, HOWEVER, that Purchaser shall not in any event be required to use its best efforts to maintain the effectiveness of any such registration statement for a period in excess of one-hundred eighty (180) days.

    (c) Seller shall pay its PRO-RATA share (based on the number of Shares it is selling pursuant to the registration statement in relation to the total number of shares of Purchaser's common stock being sold pursuant thereto) of all expenses incurred in effecting the registrations provided for herein, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Purchaser, underwriting expenses and commissions, expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions.

    (d)(i) In the event of any registration of any of its securities under the 1933 Act pursuant hereto, purchaser shall indemnify and hold harmless the Seller and any affiliate thereof against any losses, claims, damages or liabilities, joint or several, to which such Seller or affiliate may become subject under the 1933 Act or any other statute or common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the 1933 Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and shall reimburse Seller or affiliates, for any legal or other expenses reasonably incurred by Seller or affiliate, in connection with investigating or defending any such loss, damage, liability or action; PROVIDED, HOWEVER, that Purchaser shall not be liable to any Seller or affiliate, in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statements or alleged omission made in such registration statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to Purchaser by Seller or affiliate for use therein, or upon such statement or omission therein based on the authority of an expert within the meaning of that term as defined in the 1933 Act (but only if Purchaser had no reasonable ground to believe, and did not believe, that the statements made on the authority of an


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

              expert were untrue or that there was an omission to state a material fact).

     (ii) Seller shall indemnify and hold harmless Purchaser any affiliate thereof against any losses, claims, damages, or liabilities, joint or several, to which any such Purchaser or affiliate may become subject under the 1933 Act or any other statute or at common law, in so far as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the 1933 Act at the request of Seller, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any such securities being registered, or any amendment or supplement thereto, or (2) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in the case of (1) or (2) to the extent, but only to the extent, that such alleged untrue statement, preliminary prospectus, summary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Purchaser by Seller for use therein, and then only to the extent that such alleged untrue statements or alleged omissions by Seller were not based on the authority of an expert (within the meaning of that term as defined in 1933 Act) as to which Seller had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact.

    (iii) Notwithstanding anything contained herein to the contrary, the indemnity contained in subparagraphs (i) and (ii) above shall remain in full force and effect regardless of any investigation made by or on behalf of Seller or affiliate thereof in the case of subparagraph (i) and regardless of any investigation made by or on behalf of Purchaser or affiliate thereof in the case of subparagraph (ii), and such indemnity shall survive the Closing Date and any subsequent transfer of such securities by Seller of affiliate.

    (e)  If

      (i)     Seller requests registration of any of its Shares under paragraph
              (1) above, and


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

     (ii) the offering proposed to be made is to be an underwritten public offering, and

    (iii) the managing underwriters of such public offering furnish a written opinion that the total amount of securities to be included in such offering would exceed the maximum amount of securities (as specified in such opinion) which can be marketed at a price reasonably related to the then current market value of such securities;

         then the rights of Seller, the holders of other securities having the right to include such securities in such registration and Purchaser to participate in such offering shall be in the following order of priority:

         First: Seller and the person(s) (including Purchaser in the case of a primary offering) requesting such registration shall be entitled to participate PRO RATA among themselves in accordance with the number of shares of Purchaser's common stock which Seller and such person(s) shall request to be registered; and then

         Second: Purchaser (if the offering is not a primary offering) and all holders of other securities having the right to include such securities in such registration shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them and Purchaser.

         No securities of Purchaser (issued or unissued) other than those registered and included in the underwritten offering shall be offered for sale or other disposition in a transaction which would require registration under the 1933 Act until the expiration of 180 days after the effective date of the registration statement in which the Shares were included pursuant to paragraph (a) above or such earlier time consented to by the managing underwriters.

                                          5.
                                 EMPLOYMENT AGREEMENT

 5.1     EMPLOYMENT AGREEMENT OF SHAREHOLDER.

    At Closing, Purchaser shall enter into an Employment Agreement with Shareholder. A copy of said Employment Agreement is attached hereto and made a part hereof as Exhibit H.


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

                                          6.
                     REPRESENTATIONS AND WARRANTIES OF THE SELLER
                                 AND THE SHAREHOLDER

    Except as set forth in the Disclosure Schedule attached hereto as Exhibit I, the Seller and Shareholder, jointly and severally, represent and warrant to Purchaser that the following statements are true and correct as of the date hereof and shall remain true and correct as of the Closing as if made again at and as of that time:

 6.1     ORGANIZATION, GOOD STANDING, QUALIFICATION AND POWER OF SELLER.

    Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has the corporate power and authority to own, lease and operate the Purchased Assets and to conduct the Business currently being conducted by it. The Seller is duly qualified and in good standing in each of the jurisdictions in which it is required by the nature of its business or the ownership of its properties to so qualify. Seller has no subsidiaries.

 6.2     CAPITALIZATION.

    The Seller and Shareholder represent and covenant that 100 shares of no par common stock of Seller, representing one hundred percent (100%) of the issued and outstanding stock of Seller are currently owned by the Shareholder, are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any person. Seller is not obligated to issue or acquire, nor has it granted options or any similar rights with respect to any of its securities.

 6.3     AUTHORITY TO MAKE AGREEMENT.

    Seller and Shareholder each have the full legal power and authority to enter into, execute, deliver and perform their respective obligations under this Agreement and each of the other agreements, instruments and other instruments to be executed and delivered by Seller and Shareholder incident hereto ("Other Seller Documents"). This Agreement and the Other Seller Documents have been duly and validly executed and delivered by Seller and Shareholder, and are the legal and binding obligation of each of them, enforceable in accordance with their respective terms. Seller has taken all necessary action (including action of its Board of Directors and Shareholder) to authorize and approve the execution and delivery of this Agreement and the Other Seller Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

 6.4     EXISTING AGREEMENTS, GOVERNMENTAL APPROVALS AND PERMITS.

    (a) The execution, delivery and performance of this Agreement and the Other Seller Documents by Seller and Shareholder, the sale, transfer, conveyance,


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         assignment and delivery of the Purchased Assets to Purchaser as contemplated in this Agreement, and the consummation of the other transactions contemplated thereby: (i) do not violate any provisions of law, statute, ordinance or regulation applicable to Seller, Shareholder or the Purchased Assets, (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under (in each case whether with or without the giving of notice or the lapse of time or both) the Articles of Incorporation or Bylaws of Seller or any indenture, mortgage, lease, deed of trust, or other instrument, contract or agreement or any license, permit, approval, authority, or any order, judgment, arbitration award, or decree to which Seller or Shareholder is a party or by which Seller or Shareholder or any of their respective assets and properties are bound (including, without limitation, the Purchased Assets), and (iii) will not result in the creation of any encumbrance upon any of the properties, assets, or business of Seller or Shareholder. Neither Seller, Shareholder nor any of their respective assets or properties (including, without limitation, the Purchased Assets) is subject to any provision of any mortgage, lease, contract, agreement, instrument, license, permit, approval, authority, order, judgment, arbitration award or decree, or to any law, rule, ordinance, or regulation, or any other restriction of any kind or character, which would prevent Seller or Shareholder from entering into this Agreement or any of the Other Seller Documents or from consummating the transactions contemplated thereby.

    (b) Neither Seller nor Shareholder is a party to, subject to or bound by any agreement, judgment, award, order, writ, injunction or decree of any court, governmental body or arbitrator which would prevent the use by Purchaser of the Purchased Assets in accordance with present practices of Seller after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse or be subject to termination or default under (in each case whether with or without notice, the passage of time or both) upon the consummation of the transactions contemplated in this Agreement.

    (c) No approval, authority or consent of, or filing by Seller with, or notification to, any foreign, federal, state or local court, authority or governmental or regulatory body or agency or any person is necessary to authorize the execution and delivery of this Agreement or the Other Seller Documents by Seller or Shareholder, the sale, transfer, conveyance, assignment and delivery of the Purchased Assets to Purchaser, or the consummation of the other transactions contemplated thereby, or to continue the use and operation of the Purchased Assets by Purchaser after the Closing Date.

 6.5     TITLE TO PURCHASED ASSETS.

    (a) With respect to all Purchased Assets sold, at the Closing Seller shall have good and marketable title to the Purchased Assets being acquired by Purchaser, free and clear of all liens, security interests, encumbrances, leases and charges whatsoever, except for any lien for ad valorem taxes which are not yet due and payable; immediately after the transfer of all the Purchased Assets being acquired by Purchaser from Seller, Purchaser will own all of said Purchased Assets free and clear of all leases, liens, claims, encumbrances and charges whatsoever, whether perfected or unperfected, except for any lien for ad valorem taxes which are not yet due and payable; and, by way of illustration but not limitation, there are not any unpaid taxes, assessments or charges due or payable by Seller to any federal, state or local agency, or any obligations or liabilities or any unsatisfied judgments against, or, to the best of Seller's knowledge, any litigation or proceedings pending or threatened against Seller by Seller's employees, clients, customers, creditors, suppliers, or any other party (nor state of facts for any such obligation, liability, litigation or proceeding), that could become a claim, obligation, liability, lien or other charge of or against Purchaser or the Purchased Assets.

    (b) Except as otherwise specifically set forth herein, Seller is not a party to any contract, agreement, lease or commitment that would result in any claim, obligation, liability, lien or other charge against Purchaser or the Purchased Assets, and Purchaser is not obligated to assume the obligations under any contract, agreement, lease or commitment of Seller, except as specifically set forth herein.

 6.6     SERVICE CONTRACTS AND AUTHORIZATIONS.

    The service contracts set forth on Exhibit B and the distribution agreements, and authorizations set forth on Exhibit C, as well as the phone system contract described on Exhibit A, to be assigned by Seller to Purchaser hereunder shall be valid, subsisting and in full force and effect as of the Closing Date; Seller has good right and power to assign the same with the consent of all other parties thereto; the interest in said agreements hereby assigned is free and clear from all encumbrances, and there has been no material default in any of the obligations, covenants and other provisions on the part of Seller to be kept and performed thereunder; and upon the execution of the assignment and consent by the Seller, Purchaser and other parties thereto, Purchaser shall acquire all the rights and interests of Seller, as described in said agreements, free and clear from all encumbrances.

 6.7     TAXES.

    Except as to taxes not yet due and payable, and except for taxes the payment of which is being diligently contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with the historic accounting practices of Seller, Seller has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it, or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserves or other provision has been made therefor.

 6.8     EMPLOYEE BENEFIT PLANS.

    Seller has not incurred or accumulated any funding deficiency within the meaning of the Employees Retirement Income Security Act of 1974, as amended (ERISA) or incurred any liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan established or maintained by the Seller and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to any plans of Seller. Seller is not a party to nor has it ever been a party to any multiple employer pension plan and has never incurred any withdrawal liability incident thereto.

 6.9     PAYMENTS TO EMPLOYEES.

    All accrued obligations of Seller relating to employees and agents of Seller, whether arising by operation of law, by contract, or by past service, for payments to trusts or other funds or to any governmental agency, or to any individual employee or agent (or his heirs, legatees, or legal representatives) with respect to unemployment compensation benefits, profit sharing or retirement benefits, or social security benefits have been paid by Seller or will be paid by Seller. All obligations of Seller as an employer or principal relating to employees or agents, whether arising by operation of law, by contract, or by past practice, for vacation and holiday pay, bonuses, and other forms of compensation which are or may become payable to such employees or agents, have been paid or will be paid by Seller.

 6.10    CHANGE OF CORPORATE NAME.

    At the Closing, Seller if requested by Purchaser will adopt and file with the Secretary of State of Alabama a resolution changing the name of Seller to a name substantially dissimilar to "AA Microsystems, Inc." and Seller shall also execute a Consent for Use of Similar Name form, as set forth on Exhibit "J," granting to Purchaser the use of the name "AA Microsystems, Inc."

 6.11    BROKERS AND FINDERS.

    No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Seller in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

                                          7.
                     REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that the following statements are true and correct as of the date hereof and shall remain true and correct as of the Closing as if made again at and as of that time.

 7.1     ORGANIZATION, GOOD STANDING AND POWER OF PURCHASER.

    (a) Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full power and lawful authority to execute, deliver and perform this Agreement and the "Other Purchaser Documents" (as hereinafter defined).

 7.2     STATUS OF AGREEMENTS.

    (a) All requisite corporate action to approve, execute, deliver and perform this Agreement and each of the other agreements, instruments and other documents to be delivered by and on behalf of Purchaser in connection herewith (the "Other Purchaser Documents") has been taken by Purchaser. This Agreement and the Other Purchaser Documents have been duly and validly executed and delivered by Purchaser and constitute the legal and binding obligation of Purchaser enforceable in accordance with their respective terms. Purchaser has taken all necessary actions (including actions of its Board of Directors) to authorize and approve the execution and delivery of this Agreement and the Other Purchaser Documents, the performance of its obligations thereunder and the consummation of the transactions contemplated thereby.

    (b) No authorization, approval, consent or order of, or registration, declaration or filing with, any court, governmental body or agency or other public or private body, entity or person is required in connection with the execution, delivery or performance of this Agreement or any other agreement, instrument or document to be delivered by or on behalf of Purchaser in connection herewith.

    (c) Neither the execution or delivery nor performance of this Agreement or any of the other agreements, instruments or documents to be delivered by or on behalf of Purchaser in connection herewith does or will

            (i) conflict with, violate or result in any breach of any judgment, decree, order, statute, rule or regulation applicable to Purchaser;

           (ii) conflict with, violate or result in any breach of any agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or constitute a default thereunder or give rise to a right of acceleration of an obligation of Purchaser; or

          (iii) conflict with or violate any provision of the Articles of Incorporation or Code of Regulations of Purchaser.

 7.3     BROKERS AND FINDERS.

    No broker, finder or other person or entity acting in a similar capacity has participated on behalf of Purchaser in bringing about the transaction herein contemplated, or rendered any service with respect thereto or been in any way involved therewith.

                                          8.
                                    BULK SALES ACT

 8.1     COMPLIANCE WITH BULK SALES ACT.

     Purchaser waives compliance with the provisions of any applicable bulk sales law and Seller and Shareholder, jointly and severally, agree to indemnify and hold harmless Purchaser from any liability incurred as a result of the failure to so comply, except to liabilities explicitly assumed hereunder by Purchaser.

                                          9.
                                     COMPETITION

 9.1 As an inducement for and in consideration of Purchaser entering into this Agreement, Seller and Shareholder agree to enter into a covenant not to compete agreement, in the form of Exhibits D and D-1, respectively, attached hereto and made a part hereof.

                                         10.
                            SURVIVAL OF AND RELIANCE UPON
             REPRESENTATIONS, WARRANTIES AND AGREEMENTS; INDEMNIFICATION

10.1     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

    Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that all representations, warranties, indemnities and agreements contained in this Agreement or in any agreement, instrument, exhibit, certificate, schedule or other document delivered in connection herewith, shall survive the Closing and continue to be binding upon the party giving such representation, warranty, indemnity or agreement and shall be fully enforceable to the extent provided for in Sections 10.3 and
    10.4 hereof, at law or in equity, for the period beginning on the Closing Date and ending one (1) year thereafter, except for (i) the representations made in Section 6.7, which shall survive the Closing for a period of two
    (2) years and (ii) the representations, warranties, indemnities and agreements designated and identified in Sections 2.3, 6.3, 6.5(a) (with respect to good and marketable title to the Purchased Assets), 6.5(b) and 7.2, which shall survive the Closing and shall terminate in accordance with the statute of limitations governing written contracts in the State of Alabama; and (iii) Exhibits D and D-1 which shall terminate as provided therein.

10.2     RELIANCE UPON AND ENFORCEMENT OF REPRESENTATIONS, WARRANTIES AND
         AGREEMENTS.
    (a) Seller hereby agrees that, notwithstanding any right of Purchaser to fully investigate the affairs of Seller, and notwithstanding knowledge of facts determined or determinable by Purchaser pursuant to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties and agreements of Seller contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Purchaser pursuant to the provisions of this Agreement.

    (b) Purchaser hereby agrees that, notwithstanding any right of Seller to fully investigate the affairs of Purchaser, and notwithstanding knowledge of facts determined or determinable by Seller pursuant to such investigation or right of investigation, Seller has the right to rely fully upon the representations, warranties and agreements of Purchaser contained in this Agreement and upon the accuracy of any document, certificate or exhibit given or delivered to Seller pursuant to the provisions of this Agreement.

10.3     INDEMNIFICATION BY SELLER AND SHAREHOLDER.

    Seller and Shareholder (jointly and severally) shall indemnify Purchaser against and hold it harmless from:

    (i) any and all loss, damage, liability or deficiency resulting from or arising out of any inaccuracy in or breach of any representation, warranty, covenant, or obligation made or incurred by Seller herein or in any other agreement, instrument or document delivered by or on behalf of Seller in connection herewith;

    (ii) any imposition (including by operation of law) or attempted imposition by a third party upon Purchaser of any liability of Seller which Purchaser has not specifically agreed to assume pursuant to Section 2.2 of this Agreement;

    (iii) any liability (except for any Assumed Obligation described in Section 2.2) or other obligation incurred by or imposed upon Purchaser resulting from the failure of the parties to comply with the provisions of any law relating to bulk transfers which may be applicable to the transaction herein contemplated; and

    (iv) any and all costs and expenses (including reasonable legal and accounting fees) related to any of the foregoing, subject to the provisions of Section 10.5.

    The aggregate amount that the Purchaser may recover from Seller and Shareholder as a result of the breach or violation of the representations, warranties, covenants and agreements contained herein and otherwise pursuant to this Section 10 shall be limited to a maximum amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00).

    Notwithstanding the above, no claims for indemnification shall be made by Purchaser against the Seller and/or Shareholder until such time as all claims hereunder total more than Twenty Thousand Dollars ($20,000.00) in the aggregate. Indemnification shall be made only to the extent such claim or claims exceed such threshold amount in the aggregate. Any amounts to which Purchaser, its successors or assigns, is entitled to indemnification pursuant to the provisions of this Section, subject to the provisions of
    Section 10.5, shall be offset against the amount payable to Seller under the Note. Provided, however, the offset in any one year may not exceed the aggregate amount of principal and interest due on said Note for said year. Except as provided herein, nothing in this Section 10 shall be construed to limit the amount to which, or the time in which, by reason of offset, or otherwise, that Purchaser may recover from Seller and Shareholder pursuant to this Agreement resulting from the breach of any representation, warranty, covenant or agreement contained herein.

10.4     INDEMNIFICATION BY PURCHASER.

    Purchaser shall indemnify Seller against and hold it harmless from any and all loss, damage, liability or deficiency resulting from or arising out of: (i) any Assumed

    Obligations; (ii) Purchaser's operation of its business or ownership of the Purchased Assets subsequent to the Closing (except to the extent such liability is the result of a breach of a covenant or warranty of Seller hereunder); or (iii) any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Purchaser herein; and
    (iv) any and all related costs and expenses (including reasonable legal and accounting fees), subject to the provisions of 10.5. Except as specifically provided herein, nothing in this Section 10.4 shall be construed to limit the amount to which (except as described in Section 10.1), or the time by which, by reason of offset or otherwise, that Seller may recover from Purchaser pursuant to this Agreement resulting from its breach or violation of any representation, warranty, covenant or agreement contained herein.

10.5     NOTIFICATION OF AND PARTICIPATION IN CLAIMS.

    (a) No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought (the "Indemnifying Party"). Such notice shall be sent within ten (10) days after the party to be indemnified has received notification of such claim, but failure to notify the Indemnifying Party shall in no event prejudice the right of the party to be indemnified under this Agreement, unless the Indemnifying Party shall be prejudiced by such failure and then only to the extent of such prejudice. In the event that any legal proceeding shall be instituted or any claim or demand is asserted by any third party in respect to which Seller/Shareholder on the one hand, or Purchaser on the other hand, may have an obligation to indemnify the other, the party asserting such right to indemnity (the "Party to be Indemnified") shall give or cause to be given to the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof and the Indemnifying Party shall have the right, at its option and expense, to participate in the defense of such proceeding, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the Party to be Indemnified, unless the Indemnifying Party irrevocably acknowledges in writing full and complete responsibility for and agrees to provide indemnification of the Party to be Indemnified, in which case such Indemnifying Party may assume such control through counsel of its choice and at its expense. In the event a third party asserts a claim due to a repeat service call, the Indemnifying Party shall have the option of responding to such claim prior to the Party to Indemnified responding to such claim. In the event the Indemnifying Party assumes control of the defense, the Indemnifying Party shall not be responsible for the legal costs and expenses of the Party to be Indemnified in the event the Party to be Indemnified decides to join in such defense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

    (b) If the Party to be Indemnified is also the party controlling the defense, negotiation or settlement of any matter, and if the Party to be Indemnified determines to compromise the matter, the Party to be Indemnified shall immediately advise the Indemnifying Party of the terms and conditions of the proposed settlement. If the Indemnifying Party agrees to accept such proposal, the Party to be Indemnified shall proceed to conclude the settlement of the matter, and the Indemnifying Party shall immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 10.3 and 10.4 hereunder. If the Indemnifying Party does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Indemnifying Party shall immediately assume control of the defense, and negotiation of the settlement thereof, at the Indemnifying Party's expense. The Party to be Indemnified shall be indemnified in the entirety for any liabilities arising out of the ultimate defense, negotiation or settlement of such matter.

    (c) If the Indemnifying Party is the party controlling the defense, negotiation or settlement of any matter, and the Indemnifying Party determines to compromise the matter, the Indemnifying Party shall immediately advise the Party to be Indemnified of the terms and conditions of the proposed settlement and irrevocably acknowledge in writing full and complete responsibility for, and agree to provide, indemnification of the Party to be Indemnified. If the Party to be Indemnified agrees to accept such proposal, the Indemnifying Party shall proceed to conclude the settlement of the matter and immediately indemnify the Party to be Indemnified pursuant to the terms of Sections 10.3 or 10.4 hereunder. If the Party to be Indemnified does not agree within fourteen (14) days to accept the settlement (said 14-day period to begin on the first business day following the date such party receives a complete copy of the settlement proposal), the Party to be Indemnified shall immediately assume control of the defense, negotiation or settlement thereof, at the Party to be Indemnified's expense. If the final amount paid to resolve the claim is less than the amount of the original proposed settlement made by the Indemnifying Party, then the Party to be Indemnified shall receive such indemnification pursuant to Sections 10.3 or 10.4 hereof, including any and all expenses incurred by the Party to be Indemnified incurred in connection with the defense, negotiation or settlement of such matter. If the amount finally paid to resolve the claim is equal to or greater than the amount of the original proposed settlement proposed by the Indemnifying Party, then the Indemnifying Party shall provide indemnification pursuant to Sections 10.3 and 10.4 for the amount of the original settlement proposal submitted by the Indemnifying Party, and the Party to be Indemnified shall be responsible for all amounts in excess of the original settlement proposal submitted by the Indemnifying Party and all costs and expenses incurred by the Party to be Indemnified in connection with such defense, negotiation or settlement.

    Notwithstanding anything contained herein to the contrary, the sole remedy available to either party for a breach by the other party of any representation, warranty, covenant or agreement contained herein shall be to exercise its rights under this Section 10, subject, however, to the procedures and limitations set forth in this Section 10.


                                         11.
                                     THE CLOSING

11.1     DATE, TIME AND PLACE OF CLOSING.

    Consummation of the transactions contemplated hereby (the "Closing") shall take place on the 2nd day of August, 1996 (the "Closing Date"), at 9:00 a.m. EST at the offices of Lindhorst & Dreidame Co., L.P.A., 312 Walnut Street, Suite 2300, Cincinnati, Ohio 45202, or on such other Closing Date, or at such other time and/or place as the parties may mutually agree upon.

11.2     CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.

    The obligation of Purchaser to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

    (a) The Seller shall have complied with and performed all of the representations, warranties, agreements and covenants hereunder required to be performed by it prior to or at the Closing;

    (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

    (c) Seller shall have delivered to Purchaser, at or before the Closing, the following documents, all of which shall be in form and substance reasonably acceptable to the Purchaser and its counsel:

      (i)     The instrument of transfer required by Section 1.4;

     (ii) Releases (or copies thereof) of all liens, claims, charges, encumbrances, security interests and restrictions on the Purchased Assets necessary to provide Purchaser with good, marketable and indefeasible title to each of the Purchased Assets at the Closing;

    (iii) Certified copies of the corporate actions taken by the Board of Directors and shareholder of Seller, authorizing the execution, delivery and performance of this Agreement;

     (iv) Certificate of Good Standing for Seller from the Secretary of State of Alabama dated no earlier than fifteen (15) days prior to Closing;

    (d) Seller will adopt and file with the Secretary of State of Alabama a resolution changing the name of Seller substantially dissimilar to AA Microsystems, Inc. and Seller shall execute a Consent of Similar Name form, as set forth on Exhibit "J", granting to Purchaser the use of the name "AA Microsystems, Inc.";

    (e) Seller and Shareholder shall have executed the Covenant Not to Compete Agreements set forth on Exhibits D and D-1; and

    (f) Shareholder shall have executed the Employment Agreement set forth on Exhibit H.

11.3     CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS.

    The obligation of Seller to perform in accordance with this Agreement and to consummate the transactions herein contemplated is subject to the satisfaction of the following conditions at or before the Closing:

    (a) Performance by Purchaser of all of the representations, warranties, agreements and covenants to be performed by it at or before the Closing;

    (b) There shall be no pending or threatened legal action which, if successful, would prohibit consummation or require substantial rescission of the transactions contemplated by this Agreement;

    (c) Purchaser shall deliver to Seller at or before the Closing the following documents, all of which shall be in form and substance acceptable to Seller and its counsel:

      (i) A certified or official bank check for the aggregate amount to be paid to Seller at the Closing pursuant to Section 3.2(a) hereof;

     (ii)     The Note, as set forth in Section 3.2(c);

    (iii)     The stock of Purchaser to be delivered to Seller pursuant to
              Section 3.2(b) hereof;

     (iv) Certified copies of the corporate actions taken by Purchaser authorizing the execution, delivery and performance of this Agreement; and

      (v) Certificate of Good Standing for Purchaser from the Secretary of State of Delaware dated no earlier than fifteen (15) days prior to the date of Closing.

    (d) Purchaser shall enter into with Shareholder, the Employment Agreement set forth in Exhibit "H".

    (e) Purchaser shall execute a lease substantially in the form of Exhibit K to lease approximately eight thousand five hundred (8,500) shares feet of space in a building owned by AA Management, L.L.C. for a lease term of not less than three (3) years and at a monthly lease amount of approximately Six and 75/100 Dollars ($6.75) per square foot.

                                         12.
                                  GENERAL PROVISIONS

12.1     PUBLICITY.

    All public announcements relating to this Agreement or the transactions contemplated hereby will be made by Purchaser with the consent of Seller, which consent will not be unreasonably withheld.

12.2     EXPENSES.

    Except to the extent otherwise specifically provided herein, Purchaser will bear and pay all of its expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives and Seller shall bear and pay all of the expenses incident to the transactions contemplated by this Agreement which are incurred by Seller or its representatives.

12.3     NOTICES.

    All notices and other communications required by this Agreement shall be in writing and shall be deemed given if delivered by hand or mailed by registered mail or certified mail, return receipt requested, to the appropriate party at the following address (or at such other address for a party as shall be specified by notice pursuant hereto):

    (a)  If to Purchaser, to:

              Pomeroy Computer Resources, Inc.

              1020 Petersburg Road
              Hebron, Kentucky  41048

         With a copy to:

              James H. Smith III, Esq.
              Lindhorst & Dreidame
              312 Walnut Street, Suite 2300
              Cincinnati, Ohio  45202

    (b)  If to Seller, to:

              AA Microsystems, Inc.
              2218 English Village Lane
              Birmingham, Alabama  35223

         With a copy to:

              Harold B. Kushner
              Berkowitz, Lefkovits, Isom and Kushner
              1600 SouthTrust Tower
              420 North 20th Street
              Birmingham, Alabama  35203

    (c)  If to Shareholder, to:

              Stuart Raburn
              2218 English Village Lane
              Birmingham, Alabama  35223

         With a copy to:

              Harold B. Kushner
              Berkowitz, Lefkovits, Isom and Kushner
              1600 SouthTrust Tower
              420 North 20th Street
              Birmingham, Alabama  35203

12.4     BINDING EFFECT.

    Except as may be otherwise provided herein, this Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

12.5     HEADINGS.

    The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

12.6     EXHIBITS.

    The Exhibits referred to in this Agreement constitute an integral part of this Agreement as if fully rewritten herein.

12.7     COUNTERPARTS.

    This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which constitute together one and the same document.

12.8     GOVERNING LAW.

    This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama, without regard to its laws regarding conflict of laws.

12.9     SEVERABILITY.

    If any provision of this Agreement shall be held unenforceable, invalid, or void to any extent for any reason, such provision shall remain in force and effect to the maximum extent allowable, if any, and the enforceability or validity of the remaining provisions of this Agreement shall not be affected thereby.

12.10 WAIVERS; REMEDIES ACCUMULATED.

    No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option with respect to any subsequent occasion for its exercise, or of any right to damages. No waiver by any party of any breach of this Agreement or of any representation or warranty contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided in this Agreement are in addition to all of the remedies provided by law. No waiver of any of the provisions of this Agreement shall be valid and enforceable unless such waiver is in writing and signed by the party granting the same.

12.11 ASSIGNMENTS.

    Except as otherwise provided in this Agreement, no party shall assign its rights or obligations hereunder prior to Closing without the prior written consent of the other party.


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

12.12 ENTIRE AGREEMENT.

    This Agreement and the agreements, instruments and other documents to be delivered hereunder constitute the entire understanding and agreement concerning the subject matter hereof. All negotiations between the parties hereto are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein and to be delivered hereunder. Except as otherwise expressly contemplated by this Agreement, nothing expressed or implied in this Agreement is intended or shall be construed so as to grant or confer on any person, firm or corporation other than the parties hereto any rights or privilege hereunder. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

12.14 BUSINESS RECORDS.

    Seller shall be permitted to retain copies of such books and records relating to the Purchased Assets and relate to the accounting and tax matters of the Business and to have access to all original copies of records so delivered to Purchaser at reasonable times, for any reasonable business purpose, for a period of six (6) years after the Closing.

12.15 INVOICING OF SALES.

    Sales made by Seller but not invoiced prior to Closing will be invoiced by Purchaser. Seller will reimburse Purchaser for such inventory on such jobs at cost.

    The parties hereto have executed this Agreement as of the date first above written.

WITNESSES:                             AA MICROSYSTEMS, INC.

\s\ Sheila R. Dichiara
------------------------------


\s\ Cynthia A. Evans                   By: \s\ Stuart Raburn
------------------------------             ------------------------------

                                       POMEROY COMPUTER RESOURCES, INC.

\s\ Sheila R. Dichiara
------------------------------


\s\ Cynthia A. Evans                   By: \s\ Edwin S. Weinstein
------------------------------             ------------------------------


\s\ Sheila R. Dichiara
------------------------------


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

\s\ Cynthia A. Evans                    \s\ Stuart Raburn
------------------------------          ------------------------------
                                        STUART RABURN


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